UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 11, 2021

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14201 Dallas Parkway

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common stock $0.05 par value	THC	New York Stock Exchange
6.875% Senior Notes due 2031	THC31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

As previously announced, Tenet Healthcare Corporation (the “Company”) is presenting at the virtual J.P. Morgan Healthcare Conference on January 12, 2021, beginning at 10:00 a.m. Eastern time. A slide presentation of materials to be presented at the conference will be available on the investor relations section of the Company’s website at www.tenethealth.com/investors. A live webcast of the Company’s presentation and question and answer session with senior management may also be accessed via that website.

At the conference, the Company will disclose that although its financial statement close process is not yet fully completed, the Company anticipates its Adjusted EBITDA excluding stimulus grant income related to the pandemic will meet or exceed the current Wall Street consensus estimate of its Adjusted EBITDA for the quarter ended December 31, 2020 published by FactSet of approximately $773 million.

Also, the Company anticipates that it will recognize approximately $400 million of grant income related to the Public Health and Social Services Emergency Fund (“Provider Relief Fund” or “PRF”) in the quarter ended December 31, 2020. The PRF grant funds are to be used by providers for lost revenues and COVID-related costs as defined. In the Company’s Form 10-Q for the quarter ended September 30, 2020, the Company disclosed that it anticipated recognizing approximately $100 million of grant income in the quarter ended December 31, 2020. The additional grant income of approximately $300 million anticipated to be recognized by the Company is primarily attributable to the revised guidance in the “Consolidated Appropriations Act, 2021” enacted in December 2020 for determining lost revenues and the ability to transfer PRF grant funds received among subsidiaries within a hospital system that are most impacted by the pandemic. Substantially all of the $400 million of grant income anticipated to be recognized by the Company in the fourth quarter of 2020 relates to lost revenues and COVID-related costs as a result of the pandemic incurred by the Company prior to the fourth quarter of 2020. The Company estimates its lost revenues and COVID-related expenses incurred in the twelve months ended December 31, 2020 as a result of the pandemic exceeded the grant income it anticipates recognizing in 2020.

Reconciliations of non-GAAP measures, such as Adjusted EBITDA, to the most comparable GAAP measures and management’s reasoning for using them are included in the Company’s earnings press release dated October 20, 2020, which is available on the investor relations section of the Company’s website at www.tenethealth.com/investors. Investors are encouraged to read these detailed financial disclosures and reconciliations.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” - that is, statements that relate to future, not past, events. Forward-looking statements often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2019, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: January 11, 2021

	By:	/s/ Audrey Andrews
	Name:	Audrey Andrews
	Title:	Executive Vice President, General Counsel and
Corporate Secretary